Exhibit 99.1

Ladder Capital Corp Reports Fourth Quarter and Full Year 2018 Results and Announces First Quarter 2019 Dividend to Holders of Class A Common Stock

Financial Highlights

GAAP disclosures:

  GAAP income before taxes of $27.8 million for the fourth quarter and $228.3 million for the year ended December 31, 2018 compared to $48.4 million and $133.6 million for the fourth quarter and year ended December 31, 2017, respectively
  GAAP diluted EPS of $0.24 for the fourth quarter and $1.84 for the year ended December 31, 2018 compared to $0.40 and $1.13 for the fourth quarter and year ended December 31, 2017, respectively
  After-tax GAAP return on average equity of 6.9% for the fourth quarter and 13.5% for the year ended December 31, 2018 compared to 12.2% and 8.6% for the same periods in 2017, respectively
  GAAP book value per share of $13.90 at December 31, 2018, up from $13.82 at September 30, 2018

Core (non-GAAP) disclosures:

  Core earnings of $52.5 million for the fourth quarter and $230.1 million for the year ended December 31, 2018 compared to $60.4 million and $178.8 million for the fourth quarter and year ended December 31, 2017, respectively
  Core EPS of $0.45 for the fourth quarter and $2.03 for the year ended December 31, 2018 compared to $0.47 and $1.54 for the fourth quarter and year ended December 31, 2017, respectively
  After-tax core return on average equity of 12.9% for the fourth quarter and 14.9% for the year ended December 31, 2018 compared to 13.9% and 11.5% for the fourth quarter and year ended December 31, 2017, respectively
  Undepreciated book value per share of $15.34 at December 31, 2018, up from $15.25 at September 30, 2018

Operating and financing statistics:

  Increased the quarterly cash dividend rate for the sixth time since our IPO in 2014 to $0.34/share of Class A common stock as a component of a $0.57/share cash/stock dividend in the fourth quarter to reflect the ongoing growth trends in recurring interest and operating lease income, bringing total 2018 dividends to $1.535/share of Class A common stock in 2018
    Announced today the declaration of a first quarter 2019 dividend of $0.34/share of Class A common stock
  Raised $99.0 million of gross proceeds in a primary equity offering in the fourth quarter of 2018
  Originated $419.9 million of commercial mortgage loans in the fourth quarter resulting in total originations of $2.8 billion in 2018, composed of $1.3 billion of mortgage loans held for sale and $1.5 billion of mortgage loans held for investment
  Made $7.2 million of net leased investments in the fourth quarter resulting in total net leased and other equity investments of $122.7 million in 2018
  Received $5.5 million of net proceeds from sales of real estate in the fourth quarter resulting in total proceeds from sales of real estate in 2018 of $218.7 million and a $95.9 million GAAP gain on sale in 2018
  Contributed $364.8 million of loans to 3 securitization transactions in the fourth quarter resulting in a total of $1.3 billion of loans contributed to 9 securitization transactions in 2018

NEW YORK--(BUSINESS WIRE)--February 27, 2019--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended December 31, 2018. GAAP income before taxes for the three months and year ended December 31, 2018 was $27.8 million and $228.3 million, respectively, compared to $48.4 million and $133.6 million for the three months and year ended December 31, 2017, respectively. The Diluted EPS for the three months and year ended December 31, 2018 was $0.24 and $1.84, respectively, compared to $0.40 and $1.13 for the three months and year ended December 31, 2017, respectively. After-tax GAAP return on average equity was 6.9% in the fourth quarter of 2018 and 13.5% for the year.

Core earnings, a non-GAAP financial measure, was $52.5 million for the fourth quarter of 2018, compared to $60.4 million earned in the fourth quarter of 2017. For the year ended December 31, 2018, core earnings was $230.1 million compared to $178.8 million for the comparable period in 2017. Core EPS, a non-GAAP financial measure, was $0.45 for the fourth quarter of 2018 and $2.03 for the year ended December 31, 2018, compared to $0.47 and $1.54 for the fourth quarter and year ended December 31, 2017, respectively. We believe core earnings and core EPS are useful in evaluating our earnings from operations across reporting periods as discussed in the Non-GAAP Financial Measures section of this earnings release.

The favorable calendar year over year earnings variances, on both GAAP and core bases, reflect higher gains on sale of real estate partially offset by lower realized gains (losses) on sale of loans and securities. The quarterly results for the three months ended December 31, 2018 compared to the comparable period in the prior year reflect higher gains on sales of loans in the fourth quarter of 2017, when we earned $29.9 million on a GAAP basis or $30.6 million on a core basis on sales of loans in 6 securitization transactions.

Dividend Announcement

Ladder today announced the declaration by its Board of Directors (“Board”) of a first quarter 2019 dividend of $0.34 per share of Class A common stock. The cash dividend is payable on April 1, 2019 to stockholders of record as of the close of business on March 11, 2019.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the dates indicated below ($ in thousands):

	December 31, 2018		December 31, 2017
Loans
Balance sheet loans:
Balance sheet first mortgage loans	$3,170,788	50.5%	$3,123,268	51.9%
Other commercial real estate-related loans	147,602	2.4%	159,194	2.6%
Provision for loan losses	(17,900)	(0.3)%	(4,000)	(0.1)%
Total balance sheet loans	3,300,490	52.6%	3,278,462	54.4%
Conduit first mortgage loans	182,439	2.9%	230,180	3.8%
Total loans	3,482,929	55.5%	3,508,642	58.2%
Securities
CMBS investments	1,308,331	20.8%	1,066,570	17.7%
U.S. Agency Securities investments	36,374	0.6%	39,947	0.7%
Corporate bonds	53,871	0.9%	—	—%
Equity securities	11,550	0.2%	—	—%
Total securities	1,410,126	22.5%	1,106,517	18.4%
Real Estate
Real estate and related lease intangibles, net	998,022	15.9%	1,032,041	17.1%
Total real estate	998,022	15.9%	1,032,041	17.1%
Other Investments
Investments in unconsolidated joint ventures	40,354	0.6%	35,441	0.6%
FHLB stock	57,915	0.9%	77,915	1.3%
Total other investments	98,269	1.5%	113,356	1.9%
Total investments	5,989,346	95.4%	5,760,556	95.6%
Cash, cash equivalents and restricted cash	98,450	1.6%	182,683	3.0%
Other assets	185,076	3.0%	82,376	1.4%
Total assets	$6,272,872	100.0%	$6,025,615	100.0%

Note: Securities are carried at fair value.

Liquidity and Capital Resources

On December 27, 2018, we executed a new $100.0 million committed loan repurchase facility with a major banking institution to finance conduit, balance sheet and mezzanine loans. The facility has a one-year initial term and can be extended quarterly, subject to approval from the lender, but at no time can the maturity of the facility exceed 364 days.

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	December 31, 2018	December 31, 2017

Committed loan repurchase facilities	$497,531	$398,653
Committed securities repurchase facility	—	—
Uncommitted securities repurchase facilities	166,154	74,757
Total repurchase facilities	663,685	473,410
Revolving credit facility	—	—
Mortgage loan financing(1)	743,902	692,696
CLO debt(2)	601,543	688,479
Participation financing - mortgage loan receivable	2,453	3,107
Borrowings from the FHLB	1,286,000	1,370,000
Senior unsecured notes(3)	1,154,991	1,152,134
Total debt obligations, net	$4,452,574	$4,379,826
(1)	Presented net of unamortized debt issuance costs of $0.7 million as of December 31, 2018.
(2)	Presented net of unamortized debt issuance costs of $2.6 million and $6.0 million as of December 31, 2018 and December 31, 2017, respectively.
(3)	Presented net of unamortized debt issuance costs of $11.2 million and $14.1 million at December 31, 2018 and December 31, 2017, respectively.

Conference Call and Webcast

We will host a conference call on Wednesday, February 27, 2019 at 5:00 p.m. Eastern Time to discuss fourth quarter and year-end 2018 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Wednesday, February 27, 2019 through midnight Wednesday, March 13, 2019. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13686215. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Year Ended December 31,
	2018	2017	2016

Net interest income
Interest income	$344,816	$263,667	$236,372
Interest expense	194,291	146,118	120,827
Net interest income	150,525	117,549	115,545
Provision for loan losses	13,900	—	300
Net interest income after provision for loan losses	136,625	117,549	115,245

Other income
Operating lease income	96,506	89,492	77,277
Tenant recoveries	9,671	7,179	5,958
Sale of loans, net	16,511	54,046	26,009
Realized gain (loss) on securities	(5,808)	17,209	7,724
Unrealized gain (loss) on equity securities	(1,605)	—	—
Unrealized gain (loss) on Agency interest-only securities	555	1,405	(56)
Realized gain on sale of real estate, net	95,881	11,423	20,636
Fee and other income	26,285	18,341	21,365
Net result from derivative transactions	15,926	(12,641)	(1,409)
Earnings (loss) from investment in unconsolidated joint ventures	790	89	426
Gain (loss) on extinguishment/defeasance of debt	(4,392)	(73)	5,382
Total other income	250,320	186,470	163,312
Costs and expenses
Salaries and employee benefits	60,117	70,463	64,270
Operating expenses	21,696	21,421	20,552
Real estate operating expenses	29,799	33,216	30,545
Fee expense	5,055	4,996	3,703
Depreciation and amortization	41,959	40,332	39,447
Total costs and expenses	158,626	170,428	158,517
Income (loss) before taxes	228,319	133,591	120,040
Income tax expense (benefit)	6,643	7,712	6,320
Net income (loss)	221,676	125,879	113,720
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(15,864)	(226)	138
Net (income) loss attributable to noncontrolling interest in operating partnership	(25,797)	(30,377)	(47,131)
Net income (loss) attributable to Class A common shareholders	$180,015	$95,276	$66,727

Earnings per share:
Basic	$1.85	$1.16	$1.08
Diluted	$1.84	$1.13	$1.06

Weighted average shares outstanding:
Basic	97,226,027	81,902,524	61,998,089
Diluted	97,652,065	109,704,880	107,638,788

Dividends per share of Class A common stock:	$1.535	$1.215	$1.285

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2018(1)	December 31, 2017(1)

Assets
Cash and cash equivalents	$67,878	$76,674
Restricted cash	30,572	106,009
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	3,318,390	3,282,462
Provision for loan losses	(17,900)	(4,000)
Mortgage loan receivables held for sale	182,439	230,180
Real estate securities	1,410,126	1,106,517
Real estate and related lease intangibles, net	998,022	1,032,041
Investments in unconsolidated joint ventures	40,354	35,441
FHLB stock	57,915	77,915
Derivative instruments	—	888
Accrued interest receivable	27,214	25,875
Other assets	157,862	55,613
Total assets	$6,272,872	$6,025,615
Liabilities and Equity
Liabilities
Debt obligations, net	$4,452,574	$4,379,826
Due to brokers	1,301	14
Derivative instruments	975	2,606
Amount payable pursuant to tax receivable agreement	1,570	1,656
Dividends payable	37,316	30,528
Accrued expenses	82,425	59,619
Other liabilities	53,076	63,220
Total liabilities	4,629,237	4,537,469
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 106,642,335 and 96,258,847 shares issued and 103,941,173 and 93,641,260 shares outstanding	105	94
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 13,117,419 and 17,667,251 shares issued and outstanding	13	18
Additional paid-in capital	1,471,157	1,306,136
Treasury stock, 2,701,162 and 2,617,587 shares, at cost	(32,815)	(31,956)
Retained earnings (dividends in excess of earnings)	11,342	(39,112)
Accumulated other comprehensive income (loss)	(4,649)	(212)
Total shareholders’ equity	1,445,153	1,234,968
Noncontrolling interest in operating partnership	188,427	240,861
Noncontrolling interest in consolidated joint ventures	10,055	12,317
Total equity	1,643,635	1,488,146

Total liabilities and equity	$6,272,872	$6,025,615
__________________________
(1)	Includes amounts relating to consolidated variable interest entities.

Non-GAAP Financial Measures

We present core earnings, core EPS, and after-tax core return on average equity (“after-tax core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe core earnings, core EPS and after-tax core ROAE assist investors in comparing our performance across reporting periods on a more relevant and consistent basis by excluding certain non-cash expenses and unrecognized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. We use core earnings, core EPS and after-tax core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. In addition, core earnings is used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing core earnings, core EPS and after-tax core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core earnings

We define core earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures, (iv) economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods, (v) non-cash stock-based compensation and (vi) certain transactional items.

For core earnings, we include adjustments for economic gains on securitization transactions not recognized under GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in core earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from core earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in core earnings in that period. These are reflected as “adjustments for unrecognized derivative results” for purposes of computing core earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets.

Core EPS

Core EPS is defined as after-tax core earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in core earnings and after-tax core earnings.

Set forth below is an unaudited reconciliation of net income to after-tax core earnings, and an unaudited computation of core EPS ($ in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income (loss)	$26,846	$45,370	$221,676	$125,879
Income tax expense (benefit)	964	3,058	6,643	7,712
Income (loss) before taxes	27,810	48,428	228,319	133,591
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(1)	261	(101)	(15,895)	(258)
Our share of real estate depreciation, amortization and gain adjustments(2)	7,536	9,372	9,935	35,891
Adjustments for unrecognized derivative results(3)	16,301	(3,651)	(19)	(10,139)
Unrealized (gain) loss on fair value securities	1,506	(371)	1,050	(1,405)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(258)	(1,942)	(788)	1,026
Non-cash stock-based compensation	1,807	8,621	9,994	20,043
Transactional adjustments(4)	(2,488)	—	(2,488)	—
Core earnings	52,475	60,356	230,108	178,749

Core estimated corporate tax benefit (expense)(5)	(1,255)	(9,014)	(3,680)	(9,265)
After-tax core earnings	$51,220	$51,342	$226,428	$169,484
Adjusted weighted average diluted shares outstanding(6)	113,683	109,783	111,280	109,705
Core EPS	$0.45	$0.47	$2.03	$1.54
(1)	Includes $8 thousand and $8 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three months ended December 31, 2018 and 2017, respectively. Includes $31 thousand and $32 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the year ended December 31, 2018 and 2017, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of core earnings in the preceding table ($ in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Total GAAP depreciation and amortization	$10,063	$11,009	$41,959	$40,332
Less: Depreciation and amortization related to non-rental property fixed assets	(19)	(23)	(75)	(93)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(1,640)	(465)	(4,087)	(1,290)
Our share of real estate depreciation and amortization	8,404	10,521	37,797	38,949

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(416)	(818)	(27,968)	(2,277)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	2	5	1,845	17
Our share of accumulated depreciation and amortization on real estate sold	(414)	(813)	(26,123)	(2,260)

Less: Operating lease income on above/below market lease intangible amortization	(454)	(336)	(1,739)	(798)

Our share of real estate depreciation, amortization and gain adjustments	$7,536	$9,372	$9,935	$35,891

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

GAAP realized gain on sale of real estate, net	$(460)	$3,633	$95,881	$11,423
Adjusted gain/loss on sale of real estate for purposes of core earnings	874	(2,820)	(69,758)	(9,163)
Our share of accumulated depreciation and amortization on real estate sold	$414	$813	$26,123	$2,260

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of core earnings in the preceding table ($ in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net results from derivative transactions	$(13,230)	$5,710	$15,926	$(12,641)
Hedging interest expense	1,445	2,749	7,234	15,320
Hedging realized result	(4,516)	(4,808)	(23,141)	7,460
Adjustments for unrecognized derivative results	$(16,301)	$3,651	$19	$10,139

(4)	During the fourth quarter of 2018, we recorded an additional $3.3 million income tax expense for a tax settlement for pre-acquisition liabilities on certain corporate entities acquired at the time of our IPO. We also recorded other income of $2.5 million relating to the recovery of these amounts pursuant to indemnification. While these items are presented on a gross basis, there was no impact to core earnings. Accordingly, since pre-tax income excludes the tax effect but includes the recovery of $2.5 million pursuant to the indemnification, the recovery amounts have been excluded from core earnings.

(5)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to core earnings generated by the activity within our taxable REIT subsidiary.

(6)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Weighted average diluted shares outstanding	100,565	89,242	97,652	109,705
Weighted average shares issuable to converted Class B shareholders	13,118	20,541	13,628	—
Adjusted weighted average diluted shares outstanding	113,683	109,783	111,280	109,705

After-tax core ROAE

After-tax core ROAE is presented on an annualized basis and is defined as after-tax core earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in after-tax core earnings. Set forth below is an unaudited computation of after-tax core ROAE ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

After-tax core earnings	$51,220	$51,342	$226,428	$169,484
Average shareholders’ equity and NCI in operating partnership	1,588,698	1,472,845	1,523,192	1,477,479
After-tax core ROAE	12.9%	13.9%	14.9%	11.5%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Number of loans	23	57	103	114
Face amount of loans sold into securitizations	$364,791	$851,087	$1,304,106	$1,476,741
Number of securitizations	3	6	9	7

Income from sales of securitized loans, net(1)	$3,585	$29,157	$16,941	$55,220
Hedge gain/(loss) related to loans securitized(2)	3,445	3,139	12,774	(5,929)
Income from sales of securitized loans, net of hedging	7,030	32,296	29,715	49,291
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	3	(1,695)	235	2,051
Core gain on sale of securitized loans	$7,033	$30,601	$29,950	$51,342
__________________________
(1)	The following is a reconciliation of income from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of income from sales of securitized loans, net ($ in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Income from sales of loans, net	$3,618	$29,917	$16,511	$54,046
Realized losses on loans related to lower of cost or market adjustments	—	—	463	1,779
(Income) from sale of loans (non-securitized), net	(33)	(760)	(33)	(605)
Income from sales of securitized loans, net	$3,585	$29,157	$16,941	$55,220

(2)	The following is a reconciliation of net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements included herein to the non-GAAP financial measure of hedge gain/(loss) related to loans securitized ($ in thousands):
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net results from derivative transactions	$(13,230)	$5,710	$15,926	$(12,641)
Hedge gain/(loss) related to lending and securities positions	16,675	(2,615)	(3,152)	8,130
Hedge gain/(loss) related to loans (non-securitized)	—	44	—	(1,418)
Hedge gain/(loss) related to loans securitized	$3,445	$3,139	$12,774	$(5,929)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating undepreciated book value per share we include total shareholders’ equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders’ equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders’ equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share data):

	December 31, 2018	December 31, 2017

Total shareholders’ equity	$1,445,153	$1,234,968
Noncontrolling interest in operating partnership	188,427	240,861
Our share of accumulated real estate depreciation and amortization(1)	162,198	149,494
Undepreciated book value	1,795,778	1,625,323

Class A shares outstanding	103,941	93,641
Class B shares outstanding	13,117	17,667
Total shares outstanding	117,058	111,308

GAAP book value per share (Class A only)	$13.90	$13.19
Undepreciated book value per share	$15.34	$14.60

(1)	The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):
	December 31, 2018	December 31, 2017

GAAP accumulated real estate depreciation and amortization	$173,938	$161,063
Less: Noncontrolling interest in consolidated joint ventures’ share of accumulated real estate depreciation and amortization	(11,740)	(11,569)
Our share of accumulated real estate depreciation and amortization	$162,198	$149,494

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

GAAP sale of loans, net	$3,618	$29,917	$16,511	$54,046
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred(1)	3	(1,695)	235	2,051
Hedging gain/(loss) related to loans securitized and other loan activity	3,445	3,095	13,237	(2,732)
Core gain on sale of loans	$7,066	$31,317	$29,983	$53,365

(1)	For core gain on sale of loans, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

GAAP realized gain (loss) on securities	$(912)	$(1,973)	$(5,808)	$17,209
Plus: Other than temporary impairment, net of hedging	77	694	625	1,254
Hedging realized result - security sales	1,071	1,713	9,904	(4,728)
Core gain (loss) on sales of securities	$236	$434	$4,721	$13,735

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

Set forth below is an unaudited reconciliation of operating lease income to net rental income ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Operating lease income	$24,950	$24,751	$96,506	$89,492
Plus: Tenant recoveries	1,920	2,058	9,671	7,179
Less: Real estate operating expenses	(5,993)	(8,355)	(29,799)	(33,216)
Net rental income	$20,877	$18,454	$76,378	$63,455

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of (i) debt obligations, net of deferred financing costs, adjusted for non-recourse debt obligations related to securitizations that are consolidated on our GAAP balance sheet to (ii) GAAP total equity. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to securitized loans. Adjusted leverage is also used to determine compliance with financial covenants.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	December 31, 2018	December 31, 2017

Debt obligations, net	$4,452,574	$4,379,826
Less: CLO Debt(1)	(601,543)	(688,479)
Adjusted debt obligations	3,851,031	3,691,347

Total equity	1,643,635	1,488,146

Adjusted leverage	2.3	2.5
__________________________
(1)	We contributed over $888.4 million of balance sheet loans into two CLO securitizations that remain on our balance sheet for accounting purposes but should be excluded from debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  core earnings, core EPS and after-tax core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  core EPS and after-tax core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate;
  undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of our company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or our Annual Report on Form 10-K.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City with regional offices in California and Florida.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Investors
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com